UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2016
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) today announced the launch of Epi proColon®, a blood-based test for colorectal cancer screening that was approved on April 13, 2016 for clinical use by the U.S. Food and Drug Administration (FDA). Epi proColon® is the first FDA-approved DNA based blood test for colorectal cancer. The test was developed by Epigenomics AG (Frankfurt Prime Standard: ECX, OTCQX: EPGNY) and is available under a joint commercialization agreement with Polymedco, Inc. in North America. LabCorp, the world’s leading healthcare diagnostics company, is the first laboratory in the U.S. to offer this FDA-approved, blood-based colorectal cancer screening test.

“Colorectal cancer is one of the most curable diseases when detected in its early stages and treated surgically,” said Dr. Mark Brecher, chief medical officer for LabCorp Diagnostics. “Many people are not properly screened because they are reluctant to collect a stool sample or undergo a colonoscopy. Tested from a simple blood draw, Epi proColon® is a convenient, accurate alternative for those patients who should be screened for colorectal cancer. LabCorp is committed to delivering world-class diagnostics, and Epi proColon® will contribute to our mission to improve health and improve lives."

The Epi proColon® test detects Epigenomics proprietary Septin9 DNA methylation biomarker for colorectal cancer in cell-free DNA circulating in blood, which has been demonstrated in multiple clinical studies to be a reliable indicator of the presence of colorectal cancer. The test is available immediately from LabCorp. Epi proColon® is an important addition to LabCorp’s leading menu of integrated testing that includes comprehensive colorectal cancer offerings.

According to the American Cancer Society, there are projected to be over 134,000 new diagnoses of colorectal cancer, and almost 50,000 deaths from colorectal cancer in the U.S. in 2016. Approximately 23 million people in the U.S. are identified as at-risk for colorectal cancer or meet guidelines to be screened for this cancer remain unscreened. Currently, approved screening options including stool testing and colonoscopy are often viewed as inconvenient, uncomfortable or unpleasant, and about 35% of eligible U.S. patients refuse to undergo them. For these people and their physicians, a convenient blood test that only requires a blood draw provides a powerful screening option designed to improve participation in screening and can support earlier cancer detection, resulting in improved outcomes. For patients who may be reluctant to complete stool testing or colonoscopy, Epi proColon® provides an alternative that can change the way care is provided and may encourage more patients to obtain recommended screenings.

Epi proColon® is a registered trademark of Epigenomics AG.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

May 9, 2016